                            STOCKHOLDERS' AGREEMENT

         STOCKHOLDERS' AGREEMENT, dated as of December 4, 1998, by and among YOUNETWORK CORPORATION, a New York corporation (the "Company"), and each of the Parties signatory hereto.

                                R E C I T A L S:

         WHEREAS, the Company is authorized by its Amended Certificate of Incorporation to issue 200 shares of common stock, no par value ("Common Stock");

         WHEREAS, the Company has issued 36.5 shares of Common Stock to each of Kyle Taylor and Don S. Senerath (collectively, the "Management Shareholders") for a total of 73 shares of Common Stock, such shares being all the shares of Common Stock issued and outstanding;

         WHEREAS, pursuant to a Stock Purchase Agreement, dated as of December __, 1998 (the "Stock Purchase Agreement"), between the Company, Dalia Silverman and Kleopatra Georgiades ^ (collectively, the "Investors"), the Investors are purchasing from the Company, for an aggregate purchase price of $200,000 (i) an aggregate of 27 shares of Common Stock (the "Purchased Shares") representing 27% of the issued and outstanding Common Stock, on a fully diluted basis; and
(ii) Common Stock purchase warrants (the "Purchase Warrants") to purchase in the aggregate such number of shares of Common Stock, at nominal consideration, as shall equal, in the aggregate when added to the Purchased Shares, 27% of the issued and outstanding Common Stock of the Company on a fully diluted basis, immediately following the sale of additional Common Stock by the Company in consideration of the first $400,000 of Common Stock sale proceeds received by the Company following the date of the Stock Purchase Agreement;

         WHEREAS, the Company, the Investors and the Management Shareholders desire to set forth their agreement concerning the management of the Company and such other matters as are set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent promises set forth in this Agreement, the Company, the Investors and the Management Shareholders agree as follows:

                                   ARTICLE I

                     DEFINITIONS AND OTHER GENERAL MATTERS

         SECTION 1.01. Definitions. The following terms shall be used in this Agreement with the meanings set forth in this Section 1.01:

         "Affiliate" means, with respect to any person or entity, any other person or entity that directly or indirectly through one or more intermediates controls, is controlled by or is under common control with the first specified person or entity.

         "Board" means the Board of Directors of the Company.

         "Business" means the development, marketing and operation of an on line Internet consumer buying network.

         "By-laws" means the restated by-laws of the Company.

         "CEO" means the officer elected by the Board to the post designated in the By-laws as the chief executive officer of the Company. Donald Senerath will be the initial CEO and Chairman of the Board.

         "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Company.

         "Closing" shall have the meaning given in the Stock Purchase Agreement, dated as of December __, 1998, between the Company and the Investors.

         "Common Stock" means the common stock, no par value, of the Company.

         "Consenting Stockholder" means any beneficial owner of shares of Voting Securities that is a party to this Agreement.

         "Significant Transaction" means, with respect to the Company or any affiliates, any of the following actions:

         (A) conducting any business other than the Business;

         (B) (i) any creation of (x) any additional class of capital stock or
(y) any security having a direct or indirect equity participation in the Company or any affiliate or (ii) the sale or issuance of shares of capital stock or warrants, options or rights to acquire shares of capital stock or securities convertible into or exchangeable for capital stock or any security having a direct or indirect equity participation in the Company or any affiliate;

         (C) any declaration or issuance of any dividend or other distribution on any shares of capital stock or any payment on account of the purchase, redemption, retirement or other acquisition for value of any shares of capital stock;

         (D) any transaction or contract with a value of $10,000 or more;

         (E) any amendment to or modification of any provision of the Certificate of Incorporation or By-laws of the Company;

         (F) any change in the auditors for, or in the accounting policies or procedures of, the Company;

         (G) entering into any agreement or obtaining any license or franchise which restricts the transfer of shares of Common Stock or Preferred Stock;

         (H) any consolidation or merger of the Company or its affiliates with any other entity:

         (I) any sale of all or substantially all of the assets of the Company or its affiliates;

         (J) any executive employment contract;

         (K) payment of salaries to any officer at a rate of more than $85,000 per annum.

         (L) change of required signatories on the Company's bank accounts;

         (M) election of officers.

         "Voting Securities" means the Common Stock.

                                   ARTICLE II

                                     VOTING

         SECTION 2.01. Voting; Written Consent. (a) Any agreement by the Consenting Stockholders herein to vote their shares of Voting Securities in a certain manner shall be deemed, in each instance, to include an agreement by each Consenting Stockholder to use such Consenting Stockholder's best efforts and to take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, as promptly as practicable, a special or annual meeting of stockholders or to act by written consent.

                  (b) When any action is required to be taken by a Consenting Stockholder pursuant to this Agreement, such Consenting Stockholder shall take all steps necessary to implement such action, including, without limitation, executing or causing to be executed, as promptly as practicable, a consent in writing in lieu of an annual or special meeting of the stockholders pursuant to Section 615 of the Business Corporation Law of New York or any successor statute thereto to effect such stockholder action.

                  (c) Unless expressly stated to the contrary herein, any action requiring the vote of the directors (or any committee thereof) may be effected by consent in lieu of a meeting of the directors or committee members, as the case may be, pursuant to Section 708 of the Business Corporation Law of New York or any successor statute thereto.

                                  ARTICLE III

                      BOARD OF DIRECTORS AND STOCKHOLDERS

         SECTION 3.01. Composition of the Board of Directors. (a) General. The Board shall initially consist of three directors, of which (i) the Investors shall have the right to designate one individual to serve as a director and
(ii) the Management Shareholders shall have the right to designate two individuals to serve as directors. In no event shall the Board be composed of fewer than three directors. The ratio of directors designated by the Investors to those designated by the Management Shareholders shall be maintained as set forth in this Section 3.01 should the Board be increased in number.

                  (b) Election of Directors. Each Consenting Stockholder hereby agrees to vote all shares of Voting Securities owned by such Consenting Stockholder to cause the election to the Board of Directors of the individuals designated by the Consenting Stockholders in accordance with this Section 2.01.

         SECTION 3.02. Conflicting Charter or By-law Provisions. Each Consenting Stockholder shall vote its shares of Common Stock, and shall take all other actions necessary, to ensure that the Certificate of Incorporation and By-laws facilitate and do not at any time conflict with the provisions of this Agreement.

         SECTION 3.O3. Action By the Board of Directors.

                  (a) Except as otherwise provided in Sections 3.03(b), all actions of the Board of Directors shall require the affirmative vote of the majority of directors present at a duly convened meeting of the Board at which a quorum is present or, in lieu of a meeting, by the unanimous written consent of the members of the Board of Directors.

                  (b) Neither the Company nor any entity controlled by the Company shall take, and no party to this Agreement shall cause the Company or any entity controlled by the Company to take, any action with respect to any Significant Transaction without

                  (i) providing to the directors at least 2 business days' notice of any meeting of the Board at which a Significant Transaction is proposed to be approved, which notice shall describe such proposed Significant Transaction and

                  (ii) the unanimous approval of all of the directors.

                                   ARTICLE IV

                                   TRANSFERS

         SECTION 4.01. Restrictions on Transfers. Management Shareholders may transfer Common Stock only if a sale or transfer ^ shall include a cash offer to bring the Investors along on the same terms for that percentage of their ownership ^ as the sale represents of the total Management Shareholders holdings, and provided that the Management Shareholders shall retain ownership interest of at least 40% of the equity securities of the Company prior to a Public Offering.

         SECTION 4.02. First Refusal. The Investors pro rata to their respective share ownership shall have a right of first refusal on all shares held by Management Shareholders, excluding shares transferred in accordance with Section 4.01. ^ Management Shareholders pro rata to their respective share ownership shall have a right of first refusal on all shares held by the Investors ^^. The foregoing right of first refusal shall not apply to sales in Public Offerings or to sales in the public market subsequent to such a Public Offering. In the event that any Management Shareholder or any Investor Shareholder shall desire to sell his shares pursuant to a bona fide offer ("Offer") to purchase such shares, he shall first give written notice of such Offer and the terms and conditions thereof to the Investor Shareholders in the case of a proposed sale by a Management Shareholder or to the Management Shareholders in the case of a proposed sale by an Investors Shareholder. The Shareholders receiving such notice shall have a right within a period of ten business days to purchase the offered shares on the same terms and conditions as set forth in the Offer. In the event such right is not exercised, the offered shares may be sold pursuant to the terms of the Offer within a period of sixty days thereafter, provided that as a conditions to such sale, the purchasers shall agree to be bound by the terms of this Agreement

         SECTION 4.03 Permitted Transfers. Notwithstanding anything provided in Sections 4.01 or 4.02 to the contrary, any Consenting Shareholder may transfer his shares, at any time during the term of this Agreement, to either a family member, or to a family trust or a corporation or partnership in which such shareholder has a majority controlling interest, providing that any such transferee, as a condition to such transfer, shall first agree to be subject to the terms and conditions of this agreement.

         SECTION 4.04 Officers. The officers of the Company shall be as follows, subject to removal and/or change by the Board of Directors:

         Chief Executive Officer    Don S. Senerath
         President                  Kyle Taylor
         Secretary                  Peter R. Silverman

         SECTION 4.05 Bank Accounts. All bank accounts maintained by the Company shall be established pursuant to resolution adopted by the Board of Directors, which resolution shall provide that the Chief Executive, President and Secretary shall each be authorized signatories on any such account and that any check for an amount in excess of $5,000 shall require the signatures of at least two officers, one of whom shall be the Secretary.

         SECTION 4.06. Legend. Each certificate evidencing outstanding shares of Voting Securities held by a Consenting Stockholder shall bear the following legend:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS' AGREEMENT, DATED AS OF DECEMBER __, 1998, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."

All certificates evidencing shares of Voting Securities hereafter issued by the Company to a Consenting Stockholder shall bear the legend set forth above. Upon termination of this Agreement or upon registration of such shares of Voting Securities in accordance with this Agreement and then upon surrender to the Company of any certificates bearing the legend set forth above, the Company shall reissue such certificates to the owner thereof without such legend.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         SECTION 5.01. Right of Audit. The Investors shall have rights upon reasonable notice to inspect the Company books and records during normal business hours and to audit at its own expense provided that such inspection or audit shall not unduly interfere with the conduct of the Company's business.


                                   ARTICLE VI

                                 MISCELLANEOUS

         SECTION 6.01. Representations. Each of the parties hereto represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms of this Agreement.

         SECTION 6.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of their terms hereof, in addition to any other remedy at law or in equity.

         SECTION 6.03. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors. Each Consenting Stockholder shall be bound by any amendment or waiver authorized by this
Section 6.03, whether or not such Consenting Stockholder shall have consented thereto.

         SECTION 6.04. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand, telecopied or sent by certified or registered mail, return receipt requested, postage prepaid, addressed in the manner set forth on the signature pages of this Agreement (or in such other manner for a party as shall be specified in a notice given in accordance with this Section 6.04). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery or telecopied, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

         SECTION 6.05. Benefit: Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that this Agreement shall not inure to the benefit of any prospective transferee unless such prospective transferee shall have agreed in writing to be bound by the terms of this Agreement. No Consenting Stockholder may assign any of its rights hereunder to any person other than a transferee that has complied with the requirements of this Section 6.05 in all respects. Nothing in this Agreement either express or implied is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

         SECTION 6.06. Termination. This Agreement shall terminate on
December 1, 2010, or such earlier time as either (i) the Investors collectively no longer own at least 10% of the Common Stock of the Company on a fully diluted basis; or (ii) the Company has completed a public offering of its securities resulting in net proceeds to the Company of at least $10,000,000.

         SECTION 5.07. Miscellaneous. This Agreement sets forth the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any term or other provision of this Agreement is held invalid, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, unless the term or provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement and shall not limit or otherwise affect the meaning hereof. This Agreement shall be governed by the law of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in their individual capacity or caused it to be duly executed by their respective authorized signatories thereunto duly authorized as of the day and year first above written.


YOUNETWORK CORPORATION

By:/s/ Kyle Taylor
   ----------------------------------

-------------------------------------
Name:    Kyle Taylor
Title:

Kleopatra Georgiades


By: /s/ Achilles Georgiades                     /s/ Don S. Senerath
---------------------------------------        ---------------------------
     Achilles Georgiades,                           Don S. Senerath
       her Attorney in Fact

                                                /s/ Dalia Silverman
                                               ---------------------------
                                                    Dalia Silverman